Filed Pursuant to Rule 424(b)(3)
Registration No. 333-59761

PROSPECTUS SUPPLEMENT TO
PROSPECTUS DATED JULY 31, 1998

THE HAIN CELESTIAL GROUP, INC.

Common Stock

In February 2000, Argosy-Hain Warrant Holdings, L.P., one of the parties named as a selling stockholder in our prospectus dated July 31, 1998, distributed warrants to purchase 48,600 shares (the “Monello Warrants”) to Mario A. Monello.

Mr. Monello beneficially owns 73,728 shares of our common stock (including the 48,600 shares issuable upon exercise of the Monello Warrants).

The 48,600 shares of common stock issuable upon the exercise of the Monello Warrants will be offered for the account of Mr. Monello.

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See “Risk Factors” in the accompanying prospectus and in the documents incorporated by reference therein for a discussion of certain factors which should be considered in an investment of securities offered hereby.

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THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
IS A CRIMINAL OFFENSE.

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The date of this prospectus supplement is March 5, 2004.

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